Results of Shareholder Meeting (Unaudited)

On January 21, 2014, and February 21, 2014, the Funds held Special Combined Meetings of Shareholders to approve a number of proposals, listed below.  All of the proposals were approved.

Proposal 1:  To elect seven nominees to the Trust's Board of Trustees (the "Board") and to provide voting instructions regarding the UFT Proposal to elect seven nominees to UFT's Board of Trustees;
     Shares
     Voted For
       David B. Perkins      58,733,532
       H. Alexander Holmes     58,733,183
       Steve E. Moss      58,735,072
       Gregory S. Sellers     58,734,373
       Joseph E. Breslin      58,735,646
       Thomas Mann      58,734,820
       Peter M. Budko      58,729,630

Proposal 2:  To approve the investment advisory agreement between Scotland Acquisition, LLC d/b/a Hatteras Funds, LLC and the Trust, on behalf of the Alpha Fund;
Shares    Shares    Shares
Voted For   Voted Against   Abstained
    20,312,745         10,047                    69,980

Proposal 3:  To approve the investment advisory agreement between Scotland Acquisition, LLC d/b/a Hatteras Funds, LLC and the Trust, on behalf of the Hedged Strategies Fund;
Shares    Shares    Shares
Voted For   Voted Against   Abstained
    10,215,594         59,780                    49,167

Proposal 4:  To approve the investment advisory agreement between Scotland Acquisition, LLC d/b/a Hatteras Funds, LLC and the Trust, on behalf of the Long/Short Debt Fund;
Shares    Shares    Shares
Voted For   Voted Against   Abstained
    15,865,541         24,834                    78,360

Proposal 5:  To approve the investment advisory agreement between Scotland Acquisition, LLC d/b/a Hatteras Funds, LLC and the Trust, on behalf of the Long/Short Equity Fund;
Shares    Shares    Shares
Voted For   Voted Against   Abstained
    908,681           0                           31,378

Proposal 6:  To approve the investment advisory agreement between Scotland Acquisition, LLC d/b/a Hatteras Funds, LLC and the Trust, on behalf of the Managed Futures Fund;
Shares    Shares    Shares
Voted For   Voted Against   Abstained
   25,082                 5,745                    0

Proposal 7:  To provide voting instructions from the Alpha Fund and the Hedged Strategies Fund regarding the UFT Proposal to approve the investment advisory agreement between Scotland Acquisition, LLC d/b/a Hatteras Funds, LLC and the UFT, on behalf of the Event Driven Underlying Fund;
Shares    Shares    Shares
Voted For   Voted Against   Abstained
    30,517,108         73,413                    126,792

Proposal 8:  To provide voting instructions from the Alpha Fund and the Managed Futures Fund regarding the UFT Proposal to approve the investment advisory agreement between Scotland Acquisition, LLC d/b/a Hatteras Funds, LLC and the UFT, on behalf of the Managed Futures Underlying Fund;
Shares    Shares    Shares
Voted For   Voted Against   Abstained
   20,330,998         16,792                    75,808

Proposal 9:  To provide voting instructions from the Alpha Fund and the Hedged Strategies Fund regarding the UFT Proposal to approve the investment advisory agreement between Scotland Acquisition, LLC d/b/a Hatteras Funds, LLC and the UFT, on behalf of the Market Neutral Underlying Fund;
Shares    Shares    Shares
Voted For   Voted Against   Abstained
    30,519,679         79,255                    118,380

Proposal 10:  To provide voting instructions from the Alpha Fund, the Hedged Strategies Fund and the Long/Short Equity Fund regarding the UFT Proposal to approve the investment advisory agreement between Scotland Acquisition, LLC d/b/a Hatteras Funds, LLC and the UFT, on behalf of the Long/Short Equity Underlying Fund;
Shares    Shares    Shares
Voted For   Voted Against   Abstained
    31,418,703         87,073                    151,597

Proposal 11:  To provide voting instructions from the Alpha Fund, the Hedged Strategies Fund and the Long/Short Debt Fund regarding the UFT Proposal to approve the investment advisory agreement between Scotland Acquisition, LLC d/b/a Hatteras Funds, LLC and the UFT, on behalf of the Relative Value Long/Short Debt Underlying Fund;
Shares    Shares    Shares
Voted For   Voted Against   Abstained
   46,359,001         127,747                    199,298

Proposal 12:  To approve, on behalf of the class A of the Alpha Fund, the distribution plan under Rule 12b-1 applicable to that class;
Shares    Shares    Shares
Voted For   Voted Against   Abstained
    20,296,736         27,214                    68,823

Proposal 13:  To approve, on behalf of the class A of the Long/Short Debt Fund, the distribution plan under Rule 12b-1 applicable to that class;
Shares    Shares    Shares
Voted For   Voted Against   Abstained
    15,857,647         25,611                    85,476

Proposal 14:  To approve, on behalf of the class A of the Long/Short Equity Fund, the distribution plan under Rule 12b-1 applicable to that class;
Shares    Shares    Shares
Voted For   Voted Against   Abstained
    908,681           0                           31,378

Proposal 15:  To approve, on behalf of the class A of the Managed Futures Fund, the distribution plan under Rule 12b-1 applicable to that class;
Shares    Shares    Shares
Voted For   Voted Against   Abstained
    25,082                 5,745                    0

Proposal 16:  To approve, on behalf of the class C of the Alpha Fund, the distribution plan under Rule 12b-1 applicable to that class; and
Shares    Shares    Shares
Voted For   Voted Against   Abstained
   20,287,216         37,211                    68,345

Proposal 17:  To approve, on behalf of the class C of the Long/Short Debt Fund, the distribution plan under Rule 12b-1 applicable to that class.
Shares    Shares    Shares
Voted For   Voted Against   Abstained
    15,839,815         41,203                    87,715